                                                                    EXHIBIT 10.5

EXECUTION COPY

                         ADVANCED RADIO TELECOM CORP.

                 AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

     This Amended and Restated Asset Purchase Agreement, made as of September 29, 1997 (the "Agreement") among Advanced Radio Telecom Corp., a Delaware corporation ("ART"), Columbia Capital Corporation, a Virginia corporation ("Columbia") and Columbia Millimeter Communications, L.P. a Delaware limited partnership ("Millimeter" and, together with Columbia, the "Sellers"), restates and amends in its entirety the Asset Purchase Agreement among ART, Columbia and Millimeter dated as of September 29, 1997.

     WHEREAS, on February 25, 1997, ART acquired from CommcoCCC, Inc., a Delaware corporation ("CommcoCCC"), substantially all of CommcoCCC's assets, including 38 GHz authorizations covering approximately 117,750,000 Pops (such term as used throughout this Agreement as defined in the Acquisition Agreement) pursuant to that certain asset Acquisition Agreement and Plan of Reorganization dated July 3, 1996, amended as of October 15, 1996 (the "Acquisition Agreement") by and among ART, ART Licensing Corp., CommcoCCC, Inc., Columbia, Millimeter, CCC Millimeter L.P. and Commco, LLC, a Delaware limited liability company.

     WHEREAS, in order to induce ART to enter into the Acquisition Agreement, Columbia and Millimeter granted to ART pursuant to that certain Right of First Offer Agreement dated July 3, 1996 (the "First Offer Agreement") a right of first offer on any 38 GHz authorizations granted to Columbia or Millimeter with respect to any pending applications owned by them.

     WHEREAS, Columbia and Millimeter have been granted certain 38 GHz authorizations with respect to their pending applications subject to the First Offer Agreement, and pursuant to the First Offer Agreement, Columbia and Millimeter have notified ART of their desire to transfer such new authorizations. In response to such notification, ART has indicated its desire to purchase those new authorizations listed on Schedule 1.1 hereto, in exchange for that number of shares of ART's common stock, $.001 par value per share (the "Common Stock"), set forth in Section 1.3 hereof (the "Transaction").

     WHEREAS, Columbia and Millimeter are further obligated, pursuant to Section
7.21 of the Acquisition Agreement and based on the grant of pending applications owned by the ART Companies as of the Additional Contribution Date (as such term is defined in the Acquisition Agreement) covering 6,754,137 Pops, to contribute to ART additional licenses with respect to Pending Applications (as such term is defined in the Acquisition Agreement) owned by the Sellers covering 1,231,661 Pops;

     NOW, THEREFORE, in consideration of the premises and the respective covenants and representations and warranties herein contained, the parties hereto agree as follows:

1.   Sale and Transfer of Assets.
     ---------------------------

     1.1.  Sale and Transfer of Assets. Subject to and upon the terms and
           ---------------------------
conditions of this Agreement, Sellers agree to sell and transfer to ART and ART agrees to acquire from Sellers, free and clear of any pledge, lien, options, warrants, security interest, mortgage claim, charge, liability, right of first refusal, lease, management agreement, contractual restriction on transfer or other encumbrance of any kind whatsoever (the "Liens"), at the Closing (defined below) all of Sellers' right, title and interest in, to and under the following assets (the "Assets"):

           (a) the 38 GHz radio authorizations granted by the Federal Communications Commission (the "FCC") listed on Schedule 1.1 hereto (the "Authorizations") and all other licenses, permits, authorizations and approvals from all Federal, state, municipal, county, local and any other governmental or quasi governmental department, commission, board, bureau, agency, court or other instrumentality (collectively, the "Governmental Authorities") with respect to such Authorizations.

The Parties acknowledge and agree that of the 22,381,038 Pops covered by the Authorizations, (i) Authorizations covering 21,149,377 Pops in return for the Consideration (as hereinafter defined) and (ii) 1,231,661 Pops are in satisfaction of Sellers' obligations under section 7.21 of the Acquisition Agreement.

     1.2.  No Assumption of any Liabilities. Except as set forth in that certain
           --------------------------------
Management Agreement (the "Management Agreement") entered into by Sellers and ART on the date hereof, ART will not assume, satisfy or perform any of the debts, liabilities, obligations or commitments of Sellers. Sellers will retain all such debts, liabilities, obligations and commitments.

     1.3.  Consideration. Subject to and upon the terms and conditions of this
           -------------
Agreement, in consideration of sale and transfer of the Assets to ART, ART will issue to the Sellers 1,335,750 shares of its Common Stock (the "Consideration") at the Closing.

     1.4.  Reimbursement. If for any reason, any one or more Authorizations are
           -------------
not transferred to ART pursuant to this Agreement, Sellers agree to pay ART $26,000 for each Authorization not transferred to ART as payment for construction services pursuant to the Management Agreement (as hereinafter defined), provided that such payment shall only be made for those Authorizations
          -------------
for which ART has constructed one radio link consisting of a 4 x DS1 radio pair (IDU, ODU, antenna).

     1.5.  Contingent Licenses.
           -------------------

           (a)  With respect to the Little Rock, AR authorization listed on
     Schedule 1.5 hereto (together with the Sata Cruz, CA authorization, the "Contingent Authorizations"), if at or prior to the date that is 150 days from the date hereof the Sellers (i) have acquired title to channel 13A from Ronna Saurro, and (ii) have the right to transfer channel 13A and 13B free of all Liens, then Sellers and ART shall enter into an asset purchase agreement substantially similar to this Agreement pursuant to which Sellers shall sell and ART shall acquire such Little Rock, AR authorization for 39,833 shares of Common Stock; and

           (b)  With respect to the Santa Cruz, CA authorization listed on
     Schedule 1.5, if prior to the date which is the later of (i) the Closing and (ii) July 31, 1998, the Sellers have acquired the right to transfer such authorization free of all Liens and claims, including any claims or issues with respect to the authorization raised by Spectrum Comm., L.C., or the FCC, then Sellers and ART shall enter into an asset purchase agreement substantially similar to this Agreement pursuant to which Sellers shall sell and ART shall acquire such Santa Cruz, CA Contingent Authorization for 18,459 shares of Common Stock

     1.6.  Future Licenses. ART hereby grants to Sellers, and Sellers hereby
           ---------------
grant to ART the following rights with respect to any future 38 GHz authorizations granted after September 25, 1997 (the "Future Licenses") granted by the FCC to either of the Sellers:

           (a) Subject to the terms of this Section 1.6, ART hereby grants the Sellers an option (the "Sell Option") to require ART to buy from the Sellers any Future Licenses resulting from the pending applications (the "Pending Applications") listed on Schedule 1.6 (the "Scheduled Future Licenses") hereto. Such Sell Option may be exercised only with respect to any Scheduled Future License by written notice to ART by either Seller after the grant of such Scheduled Future License, whether or not such grant of the Scheduled Future License has become a Final Order and before March 29, 1998.

           (b) Subject to the terms of this Section 1.6, Sellers hereby grant ART an option (the "Buy Option") to buy from Sellers any Schedule Future License. Such Buy Option may be exercised with respect to any Scheduled Future License by written notice to either Seller by ART at any time after the grant of such Scheduled Future License, whether or not such Scheduled Future License has become a Final Order and before March 29, 1998.

           (c) In the event of the exercise of the Sell Option or the Buy Option, the purchase and sale of the relevant Scheduled Future License shall be made pursuant to one or more agreements in substantially the form of this Agreement, which the parties agree to execute within thirty (30) days of the exercise of the respective option, provided that under the Sell
                                                    -------- ----
     Option and the Buy Option the term, "Consideration" shall be that number of shares of Common Stock equal to the product of 0.03368 multiplied by the number of Pops covered by such Future Licenses (without regard for the number of Pops listed on Schedule 1.6). Any obligations by either party with respect to the Second Sell Option and the Buy Option (including any obligation with respect to Future Licenses under the Sell Option or Buy Option previously exercised) shall expire at the termination, if any, of this Agreement pursuant to Section 11 hereof.

          (d) Sellers hereby grant ART the following right of first offer (the "Right of First Offer") with respect to any or all Future Licenses which are not transferred pursuant to Sections 1.6(a) to (c) above (the "Post Option Grants") for six months from the grant by Final Order of each such Future License, respectively. The Sellers shall notify ART in writing (the "Offer Notice") prior to entering into any binding agreement with any person, other than an Affiliate (as hereinafter defined) to Transfer (as hereinafter defined) any Post Option Grant. The Offer Notice shall set forth all Post Option Grants which the Sellers wish to Transfer. ART may offer to purchase any or all of the Post Option Grants by delivery of one or more written offers (each an "Offer") to either Seller (i) within thirty
     (30) days after delivery of the Offer Notice or (ii) any time within the six month period if no Offer Notice has been given. The Offer shall specify the price and other material terms on which ART proposes to purchase the specified Post Option Grants. After receipt of the Offer, the Sellers may elect to enter into a binding agreement to transfer the Post Option Grants set forth in the Offer either (i) with ART at the price and other terms set forth in the Offer, or (ii) with any other person at a price greater and terms more favorable to Sellers than set forth in the Offer, free and clear of the terms of this Section; provided however, if such binding agreement
                                   ----------------
     for the Transfer is terminated for any reason, then such Post Option Grants shall be subject once again to the provisions of this Right of First Offer for the remainder of the six month period. In the event the price is payable in property, the value of the property shall be determined by a mutually acceptable investment banking company.

          (e) For the purposes of this Agreement, "Affiliate" shall mean any person in which a Seller owns more than 50% of the voting securities or other equity interest. For the purposes of this Agreement, a Transfer shall mean (i) the sale, transfer, assignment or other disposition (whether by merger, operation of law or otherwise) of any Future License or (ii) the management or lease of any Future License that gives any person other than an Affiliate more than 50% of the net profit derived from the Future License for a period longer than five (5) years.

2.   Closing.
     -------

     2.1.   Time: Place. The closing of the Transaction (the "Closing") shall
            -----------
take place on such date and at such time within 30 days of the satisfaction of the conditions contained in Sections 9 and 10 as mutually agreed by the parties (the "Closing Date") (i) at the offices of Ropes

& Gray, One International Place, Boston, Massachusetts 02110 or (ii) at such other place and time as the parties agree.

     2.2.   Deliveries by the Sellers at Closing. At Closing, the Sellers shall
            ------------------------------------
     deliver to ART:

            (a) any bills of sale or other instruments of assignment reasonably required or requested by ART to transfer, convey and assign the Assets to ART;

            (b) certified copies of appropriate corporate resolutions of Columbia authorizing Columbia, and certified copies of appropriate consents of partners of Millimeter authorizing Millimeter, to enter into and perform its obligations under this Agreement;

            (c) copies of the charter documents of Sellers certified by the appropriate public official and copies of the by-laws and partnership agreement, as appropriate, of Sellers certified by its respective Secretary; and

            (d) all such other documents and instruments as ART or its counsel shall reasonably request to consummate or evidence the transactions contemplated hereby;

     2.3.   Deliveries by ART at Closing. At Closing, ART shall deliver to
            ----------------------------
Sellers one or more stock certificates, without legends except to comply with applicable law, representing the Consideration registered in the name of the Sellers and such documents and instruments as Sellers or its counsel shall reasonably request to consummate or evidence the transactions contemplated hereby.

     2.4.   Certifications; Opinions. At Closing, ART and Sellers shall deliver
            ------------------------
the certificates, opinion of counsel and other documents described in Section 9 and 10 hereof, respectively, unless waived.

     2.5.   Consents. At Closing, Sellers shall deliver evidence satisfactory to
            --------
ART that the Final Order required pursuant to Section 9.3 has been granted by the FCC.

     2.6.   Form of Documents and Instruments. All of the documents and
            ---------------------------------
instruments delivered at Closing shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the parties' respective counsel.

3.   Representations and Warranties of Sellers. Sellers jointly and severally
     -----------------------------------------
represent and warrant to ART as follows:

     3.1.   Entity Status. Columbia is a corporation duly organized, validly
            -------------
existing and in good standing in the Commonwealth of Virginia and Millimeter is a limited partnership duly organized, validly existing and in good standing in the state of Delaware. Each Seller has full power and authority to carry on its business as and where now conducted, and to own or lease and to operate its properties and assets where such properties and assets are now owned, leased or operated by it and where such business is now conducted by it except where failure to do so would not have a Material Adverse Effect (defined below). Each Seller is qualified to do business and is in good standing in each of the jurisdictions in which the nature of its business or the property owned or leased by it make such qualification necessary except where failure to do so would not have a Material Adverse Effect (defined below). Each Seller has delivered to ART complete and correct copies of any organizational documents, partnership agreements, by-laws or charter documents applicable to it, each as amended and in effect on the date hereof. "Material Adverse Effect" means a material adverse effect on (a) the nature, extent, value or utility of the Assets, other than as a result of adverse changes in the wireless telecommunications industry in general, or (b) on the ability of either party to consummate the transaction.

     3.2.   Authority for Agreement; Conflicts.
            ----------------------------------

            (a) Each Seller has all necessary power and authority, corporate, partnership or otherwise, to enter into, execute and deliver this Agreement, the Management Agreement and the other documents to be delivered by Sellers at the Closing (the Management Agreement and such other documents are collectively the "Seller Documents") and to perform fully its respective obligations hereunder and thereunder and the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the applicable Seller Documents by Seller has been duly authorized by all necessary corporate or partnership action.

            (b) Each of this Agreement and the Management Agreement has been, and the other Seller Documents, at the Closing, will have been, duly and validly executed and delivered by each Seller and each of this Agreement and the Management Agreement constitutes, and the other Seller Documents will constitute, the legal, valid and binding obligation of each Seller and each of this Agreement and the Management Agreement is, and the other Seller Documents will be, enforceable by and against each Seller in accordance with its respective terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law.

          (c) The execution and delivery of this Agreement and the Seller Documents by each Seller and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violations of or defaults under: (i) any statute, regulation, order, judgment or decree of any federal, state or local governmental body or regulatory authority applicable to either Seller or any of the Assets; (ii) any other statute, regulation, order, judgment or decree applicable to either Seller or any of the Assets under or in any other applicable jurisdiction; (iii) any mortgage, indenture, lease, agreement, instrument or other obligation to which either Seller is a party or by which any of the Assets are bound; or (iv) any permit, concession, grant, franchise, license, of or applicable to either

     Seller, except to the extent any such conflict, violation or default would not have a Material Adverse Effect. Such execution, delivery and consummation will not result in the creation of any Lien upon any of the Assets.

     3.3  Consents and Approvals of Governmental Authorities. Except for the
          --------------------------------------------------
consent of the FCC to the transfer or change of control of the Authorizations, no consent, approval or filing with any governmental or regulatory authority is required to be made or obtained by either Seller in connection with its execution and delivery of and performance of its obligations under, this Agreement.

     3.4  FCC Regulatory Matters.
          ----------------------

          (a)  FCC Authorizations. Schedule 1.1 sets forth a true and complete
               ------------------
     list of each Authorization, the name of the licensee or permit holder, the call sign, the Authorization expiration date, the geographic area covered by such Authorization and the status of any applications for assignment, transfer or waiver of FCC rules filed (or to be filed) with the FCC. Seller has provided to ART true and correct copies of the Authorizations received by it from the FCC. None of such Authorizations are subject to any Lien, and Sellers own all of the right, title and interest in, to and under such Authorizations. Each Seller is qualified under all laws, rules and regulations to hold the Authorizations held by it.

          (b)  Fees. All franchise, license or other fees and charges that have
               ----
     become due and payable with respect to the Assets pursuant to any applications, filings, recordings and registrations with, and all validations or exemptions, approvals, orders or authorizations, consents, Authorizations, certificates and permits from, the FCC, any state public utility commission and any other federal, state or local regulatory or governmental bodies or authorities, including any subdivision thereof, have been paid.

          (c)  Authorization Compliance. The Authorizations are valid and in
               ------------------------
     full force and effect without materially adverse conditions except for such conditions as are generally applicable to FCC 38 GHz authorizations or holders of FCC 38 GHz authorizations. To Sellers' best knowledge no event has occurred and is continuing that could: (i) result in the revocation, termination prior to expiration in accordance with its terms or adverse modification of any Authorization listed on Schedule 1.1; or (ii) materially and adversely affect any rights of Sellers thereunder prior to Closing or of ART after Closing. Neither Seller has any reason to believe that the Authorizations will not be renewed by the FCC in the ordinary course. The current ownership and operation by each Seller, as applicable, of the Authorizations comply in all material respects with the Federal Communications Act of 1934, as amended (the "Communications Act"), the rules, regulations and policies of the FCC promulgated thereunder, and all other federal, state and local laws, rules, regulations and ordinances applicable to the Assets and is not in default or violation of any order, writ, injunction or decree of any court of governmental agency or instrumentality applicable to either the Seller or the Assets.

           (d)  Reports. Any and all reports and filings required to be filed
                -------
     with the FCC by each Seller with respect to the Authorizations have been filed and each Seller has provided true and correct copies of all such reports and filings to ART. All such reports and filings were accurate and complete in all material respects on the date of such reports or required filings. From the date hereof through the Closing, all such required reports and filings will be filed by Seller on a timely basis.

           (e)  Disclosure. Neither Seller knows of any facts pertaining to its
                ----------
     qualifications to be a licensee which would cause the FCC not to issue its approval with respect to, or otherwise prevent, the transfer to ART pursuant to this Agreement of the Authorizations.

     3.5.  Title to the Transferred Assets; Liens; Other Assets. Sellers have
           ----------------------------------------------------
good, indefeasible and transferable title (subject to FCC consent) to all of the Assets, free and clear of all Liens.

     3.6.  Contracts. Except for this Agreement, the Management Agreement,
           ---------
neither Seller is a party to, or is aware of, any contract, commitment or similar agreement or arrangement, whether written or oral, by which any of the Assets is bound or affected.

     3.7.  Litigation. Except as set forth on Schedule 3.7, there are no
           ----------
actions, claims, proceedings, suits and investigations pending, or, to the best knowledge of each Seller threatened against any Seller, the Assets or any of its properties, assets or rights before any court, arbitrator or administrative or governmental body: (i) relating to the Assets or which seek to revoke, rescind, cancel, modify or refuse to renew any Authorization or; (ii) relating to the transactions contemplated hereby, nor is there any basis for any such action. There is no judgment, order or decree affecting the Assets or the transactions contemplated hereby.

     3.8.  Disclosure. Neither this Agreement nor any exhibit or schedule
           ----------
hereto nor any statement, list or certificate delivered to ART at or prior to the Closing pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement contained herein and therein in the context in which they were made not misleading. Except as otherwise disclosed herein, neither Seller know of any information or fact that has or could have a Material Adverse Effect.

     3.9.  Brokerage. There are no claims for brokerage commissions or
           ---------
finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of either Seller.

     3.10. Sophistication. Each of the Sellers has knowledge and experience in
           --------------
financial and business matters and investments in general and is capable of evaluating the merits and risks of the acquisition of the Common Stock issued as the Consideration in exchange for the Assets. Each of the Sellers is an "accredited investor" as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the "Act").

4.   Representations and Warranties by ART. ART represents and warrants as
     -------------------------------------
follows:

     4.1. Corporate Status; Authority.
          ---------------------------

          (a) ART is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted and to own or lease and operate its properties as and in the places where such business is now conducted and as such properties are now owned, leased or operated.

          (b) ART has all necessary corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. At the Closing Date, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been duly authorized by the Board of Directors of ART. This Agreement constitutes the valid and legally binding obligation of ART and is enforceable against it in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or result in any violation of or default under any provision of the charter documents or by-laws of ART or any material mortgage, indenture,lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to it or any of its respective properties.

     4.2. Litigation. There are no judicial or administrative actions, suits,
          ---------
proceedings or investigations pending, or to the knowledge of ART threatened, that question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, nor does ART know of any basis for any such action, suit, proceeding or investigation.

     4.3. Consents and Approvals of Government Authorities. Except for the
          ------------------------------------------------
approval by the FCC of the transfer of the Authorizations and except for any consent, approval of filing which will have been made or obtained prior to Closing, no consent, approval or filing with any court or governmental or regulatory authority is required to be made or obtained by ART in connection with its execution, delivery and performance of this Agreement. ART knows of no facts pertaining to its qualifications to be a licensee which would cause the FCC not to issue its approval with respect to, or otherwise prevent, the transfer of the Authorizations to ART pursuant to this Agreement.

     4.4  Prospectus. ART has furnished each of the Sellers a copy of ART's
          ----------
Prospectus dated August 19, 1997 (the "Prospectus"), which is part of the Registration Statement (File No. 333-33689) on Form S-4 (the "Registration Statement") filed with Securities and Exchange Commission (the "SEC) under the Act, covering the issuance of the Consideration to the Seller. Such Registration Statement and Prospectus, as of the date thereof, do not, and as supplemented and amended as of the date of the Closing, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     4.5. Stock. All of the Consideration will be issued pursuant to the
          -----
Registration Statement. The Registration Statement is effective, and to ART's knowledge, there is no stop order pending, threatened or in effect with respect to the Registration Statement. The Common Stock issued as the Consideration, when issued hereunder, will, be duly authorized, validly issued, fully paid and nonassessable.

     4.6. Brokerage. There are no claims for brokerage commissions or finder's
          ---------
fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of ART.

5.   Expenses. Each party to this Agreement shall assume and bear all of its own
     --------
respective expenses, costs and fees incurred or assumed by each in the preparation and execution of this Agreement and compliance herewith, whether or not the transaction herein provided for shall be consummated.

6.   Survival or Representations and Warranties: Exclusive Remedy. All
     ------------------------------------------------------------
representations, warranties and agreements of each of Seller and ART contained herein (including all schedules and exhibits hereto) or in any document, statement, certificate or other instrument referred to herein or delivered at the Closing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, any investigation by ART of the Sellers or the Assets, the Closing and the consummation of the transactions contemplated by this Agreement. Subject to the provisions of
Section 7 below, each and every representation and warranty contained in this Agreement shall expire with, and be terminated and extinguished on the earlier of (a) 18 months after the Closing (expect as to representations and warranties with respect to which there are any claims pending) or (b) termination of this Agreement pursuant to Section 11(a) below, and thereafter, except to the extent expressly provided in Section 7 hereof, neither ART nor Columbia, nor any partner, officer, director or representative thereof, shall be under any liability whatsoever with respect to any representation and warranty contained in this Agreement.

7.   Indemnities.
     -----------

     7.1. Indemnification by the Sellers. From and after the Closing, the
          ------------------------------
Sellers shall jointly and severally indemnify ART and its successors and assigns for any and all damages, claims, losses, liabilities, and expenses, including without limitation reasonable legal and accounting expenses (collectively, "Losses"), which may arise out of: (i) any breach of any Sellers' covenants and agreements hereunder; (ii) any inaccuracy or misrepresentation in any representation or warranty of any Seller hereunder, in each case as such representation or warranty would read if all materiality standards and disclosure schedules were deleted from it, or any inaccuracy or misrepresentation in any certificate or document delivered in accordance with the terms of this Agreement by any Seller; (iii) any liabilities of Seller; or
(iv) any claim or action asserted by any third party arising out of or in connection with any event, act or omission relating to any of the Assets occurring prior to the Closing Date. Sellers shall not be liable for indemnification claims under this Section 7.1 unless Sellers are given notice of the claim by ART within 18 months following the Closing.

     7.2. Indemnification by ART. From and after the Closing, Art shall
          ----------------------
indemnify and hold harmless the Sellers from and against any and all Losses which may arise out of: (i) ART's breach of any of the covenants and agreements made in this Agreement by ART; or (ii) any inaccuracy or misrepresentation in any representation or warranty of ART hereunder, in each case as such representation or warranty would read if all materiality standards and disclosure schedules were deleted from it, or any inaccurracy or misrepresentation in any certificate or document delivered in conjunction with this Agreement. ART shall not be liable for indemnification claims under this
Section 7.1 unless ART are given notice of the claim by Sellers within 18 months following the Closing

     7.3  Special Indemnification Provisions. ART and Columbia agree that
          ----------------------------------
certain Letter Agreement dated July 3, 1996, between ART, Columbia and others pursuant to which Columbia agreed to indemnify ART with respect to Indemnifiable Damages (as defined in the Acquisition Agreement) resulting from, relating to, or arising out of the agreements described therein with Video/Phone Systems, Inc. shall continue to apply with respect to the Assets that are the subject of this Agreement as fully and completely as if those Assets were subject of the Acquisition Agreement .

     7.4. Limits on Liability. Columbia shall not have any liability under
          -------------------
Section 7.1 unless and until the aggregate amount which ART shall be entitled to otherwise receive from Columbia pursuant to Section 7.1 exceeds $50,000, in which case Columbia shall be liable for indemnification under Section 7.1 for the amount in excess of $50,000. ART shall not have any liability under Section
7.2 hereof unless and until the aggregate amount which Columbia shall be entitled to otherwise receive from ART pursuant to Section 7.2 exceeds $50,000, in which case ART shall be liable for indemnification under Section 7.2 for the amount in excess of $50,000.

8.   Covenants.
     ---------

     8.1  FCC and Other Approval.
          ----------------------

          (a) The Sellers and ART will use their reasonable efforts to join in and submit as quickly as possible one or more applications (the "Applications") to the FCC as deemed by ART to be appropriate requesting the FCC'S written consent to the transfer of the Authorizations to ART or designees of ART.

          (b) Except as otherwise provided herein, each party shall bear its own expenses in connection with the preparation and prosecution of the Applications. ART and the Sellers shall equally share in any application, consent or other fees charged by the FCC in connection with the Applications, and the cost of publishing any public notices in connection therewith.

     8.2. Further Assurances. At any time and from time to time at or after the
          ------------------
Closing, at the request of ART and without further consideration, the Sellers will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as ART may reasonably determine is necessary to transfer, convey and assign to ART, and to confirm ART's title to or interest in the Assets to put ART in actual possession and operating control of the Assets and to assist ART in exercising all rights with respect thereto.

     8.3. Public Announcements. The Sellers will not, at any time, without the
          --------------------
prior written consent of ART, make any public announcement, issue any press release or make any statement to any third party (other than its partners, shareholders, officers, directors, employees, attorneys, accountants and investment bankers) with respect to this Agreement any of the specific matters discussed between the parties.

     8.4  Information and Access: Compliance. During the period from the date of
          ----------------------
this Agreement and continuing until the Closing Date or until the termination of this Agreement pursuant to Section 11 hereof, Sellers shall afford to the officers, independent certified public accountants, counsel and other representatives of ART, access to the properties, books, records and personnel of Seller used in or relating to the Assets during normal business hours upon reasonable prior notice. Sellers' provisions of access pursuant to this Section
8.4 shall in no way affect or otherwise obviate or diminish any representations and warranties of each Seller. Each party shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to this Agreement and the transactions contemplated hereby (including furnishing all information required by the FCC in connection with transfer of the Authorizations) and shall take all reasonable actions necessary to cooperate promptly with and furnish information in connection with any such requirements in connection with this Agreement and the transactions contemplated hereby. Sellers shall not take any action which, or reasonably fail to take any action the failure of which,would cause its disqualification as an assignor of the Authorizations or would materially adversely affect the Assets or ART's rights with respect thereto. ART shall not take any action which, or reasonably fail to take any action the failure of which, would cause its disqualification as an assignee of the Authorizations.

     8.5.  Conduct of Business by Sellers. Sellers covenant that the Sellers
           ------------------------------
shall not:

           (a) except pursuant to this Agreement, sell, transfer, convey or otherwise dispose of (i) any of the Assets prior to the Closing or termination of this Agreement or (ii) any of the Future Licenses or any right thereto or interest therein except in compliance with the provisions of Section 1.6 of this Agreement or after termination of this Agreement,

           (b) except pursuant to this Agreement, encumber, or agree to encumber, in any way, or enter into any consensual restriction with respect to (i) any of the Assets prior to the Closing or termination of this Agreement or (ii) or any of the Future Licenses or any right thereto or interest therein except in compliance with the provisions of Section 1.6 of this Agreement or after termination of this Agreement, or

           (c) except pursuant to this Agreement, enter into any contract, agreements or understanding with respect to any of the (i) Assets prior to the Closing or termination of this Agreement or (ii) any of the Future Licenses except in compliance with the provisions of Section 1.6 of this agreement or after termination of this Agreement,

           (d) enter into any agreements or commitments for any of 8.5(a) through 8.5(c).

9.   Conditions Precedent to ART's Obligations. All obligations of ART under
     -----------------------------------------
this Agreement are subject to the fulfillment to the reasonable satisfaction of ART prior to or at the Closing of each of the following conditions, any of which may be waived by ART in its sole discretion:

     9.1.  Representations and Warranties.  The representations and warranties
           ------------------------------
made by the Sellers in this Agreement (including all exhibits and schedules hereto), shall be true and correct in all material respects when made and shall be repeated and shall be true and correct in all material respects at and as of the Closing Date, and ART shall have received a certificate dated the date of the Closing signed by the chief executive officers of Sellers to the foregoing effect.

     9.2.  Consents.  All filings with and consents from all federal, state and
           --------
local governmental agencies required to consummate the transactions contemplated by this Agreement shall have been made or received, as applicable.

     9.3.  FCC Authorizations.  Without limiting the generality of Section 9.2,
           ------------------
the FCC shall have authorized the transfer of all of the Authorizations by a Final Order (as defined below), without any conditions or restrictions that materially affect the value of the Authorizations or operations pursuant to the Authorizations or any conditions or restrictions materially different than the normal authorizations issued by the FCC to other 38 GHz license holders at the date of this Agreement. In the event that any FCC order approving the transfer of the Authorizations to ART imposes such conditions, this condition shall not be satisfied until such conditions are removed or eliminated, and Sellers shall fully cooperate in obtaining the removal or elimination of such restrictions provided that such removal or elimination can be obtained at reasonable cost to the Sellers. "Final Order" means an action by the FCC granting its consent to the assignment of a Authorization, with respect to which no request for stay, petition for rehearing, reconsideration or appeal is pending, and as to which the time for filing any petition for rehearing, reconsideration or appeal has expired and with respect to which the time for agency reconsideration or review taken on its own motion has expired, or in the event of the filing of such request, petition or appeal, an action which shall have been reaffirmed or upheld and with respect to which the time for seeking further administrative of judicial review shall have expired.

     9.4   Performance by Sellers: Certificate. Sellers shall have performed and
           -----------------------------------
complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing, and the chief executive officers of Sellers shall deliver to ART a certificate dated the Closing Date to such effect.

     9.5   Absence of Errors and Omissions. ART shall not have discovered any
           -------------------------------
material error, misstatement or omission in any of the representations or warranties, or any material failure to perform or satisfy any covenants or conditions required by this Agreement to be performed or satisfied by the Sellers on or prior to the date of Closing.

     9.6   Opinions of Counsel for Sellers. ART shall have received favorable
           -------------------------------
opinions addressed to it and dated the Closing Date of counsel and FCC counsel for Sellers, reasonably satisfactory to ART, in form and substance acceptable to ART and its counsel.

     9.7.  Absence of Litigation. No action or proceeding shall have been
           ---------------------
instituted or threatened prior to or at the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated hereby, the result of which could prevent or make illegal the consummation of such transactions or which could be materially adverse to the Assets.

     9.8.  Release of Liens. All of the Assets shall be free and clear of all
           ----------------
liens and ART shall have received evidence of the release of all Liens and the termination of all financing statements, if any, as may be reasonably requested by ART.

     9.9.  Registration Statement. The Registration Statement shall be
           ----------------------
effective, and no stop order shall be pending or in effect with respect to the Registration Statement.

     9.10. No Default. An Event of Default (as such term is defined in the Trust
           ----------
Indenture dated February 6, 1997 between ART and the Bank of New York, as Trustee (the "Indenture") under the Indenture shall not have occurred and be continuing.

10.  Conditions Precedent to the Obligations of the Sellers. The obligations of
     ------------------------------------------------------
the Sellers to consummate the transactions contemplated hereby shall be subject to the fulfillment by ART, prior to or at the Closing, of each of the following conditions:

     10.1  Representations and Warranties. The representations and warranties
           ------------------------------
made by ART in this Agreement shall be true and correct in all material respects when made and shall be repeated and shall be true and correct in all material respects at and as of the Closing Date, except as specifically provided for herein, and Sellers shall have received a certificate dated the date of Closing signed by an officer of ART to the foregoing effect.

     10.2  Government Consents. All filings with the consents from all federal,
           -------------------
state and local governmental agencies required to consummate the transactions contemplated hereby shall have been obtained at or prior to the Closing.

     10.3  Performance of ART. ART shall have performed and complied with all
           ------------------
agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing and an officer of ART shall deliver a certificate or certificates to Sellers to such effect.

     10.4  Absence of Litigation. No action or proceeding shall have been
           ---------------------
instituted or threatened prior to or at the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated hereby, the results of which could prevent or make illegal the consummation of such transactions.

     10.5  Consideration. The Consideration shall have been delivered to
           -------------
Sellers.

11.  Termination. This Agreement may be terminated by the parties as set forth
     -----------
in this Section 11:

           (a) at any time by the mutual written consent of each Seller and ART;

           (b) by ART at any time after September 30, 1998, (the "Seller Date") if the conditions set forth in Section 9 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated by the Sellers by such time; provided that if prior to the Seller Date, the FCC has issued an order, that is not yet a Final Order, approving the transfer of the Authorization to ART, Sellers may extend the Seller Date until December 31, 1998 by notice to ART;

           (c) by Sellers at any time after the Seller Date, if the conditions set forth in Section 10 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated by ART by such time; provided that if prior to the Seller Date, the FCC has issued an order, that is not yet a Final Order, approving the transfer of the Authorizations, to ART, ART may extend the Seller Date until December 31, 1998 by notice to Seller; or

           (d) by the Sellers on the one hand, or by ART on the other, if there shall have been a breach of any material representation, warranty, covenant or agreement on the part of the other set forth or contemplated by this Agreement, which breach cannot be cured prior to the Closing;

provided, however, that the terminating party may not terminate its obligations under this Agreement if such terminating party has breached this Agreement in any material respect.

     Notwithstanding any termination of this Agreement pursuant to this Section 11, the provisions of Sections 7 and 8.3 hereof shall remain in full force and effect. No termination of this Agreement pursuant to Section 11(b), (c) or (d) shall relieve a breaching party of any liability hereunder for any such breach occurring prior to termination.

12.  Miscellaneous.  As an inducement to the Seller contributing to ART licenses
     -------------
with respect to Pending Applications covering 1,231,661 Pops, ART represents and warrants to Sellers that as of the Additional Contribution Date (as such term is defined in the Acquisition Agreement) Pending Applications owned by the ART Companies covering at least 6,754,137 Pops had been granted.

13.  Specific Performance.  The parties hereto agree that irreparable damage
     --------------------
would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof without posting bond, in addition to any other remedy at law or in equity.

14.  Entire Agreement: Assignability.  This Agreement, together with the
     -------------------------------
Management Agreement and the schedules and exhibits hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including but not limited to the Asset Purchase Agreement between the parties dated as of September 29, 1997, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of the other parties, except that this Agreement may be transferred by ART in connection with the sale of at least substantially all ART's assets.

15.  Amendment.  This Agreement may be amended by the parties hereto at any
     ---------
time, but only by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

16.  Headings.  Section headings are not to be considered part of this Agreement
     --------
and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof. References to Sections are to portions of this Agreement unless the context requires otherwise.

17.  Exhibits, etc.  Exhibits, schedules and other documents referred to in
     -------------
this Agreement are an integral part of this Agreement.

18.  Successors and Assigns.  All of the terms and provisions of this Agreement
     ----------------------
shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.

19.  Notices, etc.  All notices, requests demands and other communications
     ------------
hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered or mailed, first-class postage prepaid,

          (a)  if to Sellers, to:

                                   Columbia Capital Corporation
                                   201 North Union Street
                                   Alexandria, Virginia 22314
                                   Attn:  James B. Fleming
                                   Fax:   (703) 519-3904

          with a copy to:

                                   Nelson Mullins Riley & Scarborough, L.L.P.
                                   100 North Tryon Street
                                   NationsBank Corporate Center
                                   Suite 2600
                                   Charlotte, North Carolina 28202
                                   Attn:  H. Bryan Ives III, Esq.
                                   Fax:   (704) 377-4814

          (b)  if to ART to:

                    Advanced Radio Telecom Corp.
                    500 108th Avenue, NE, Suite 2600
                    Bellevue, Washington 98004
                    Attention:  Thomas M. Walker, Esq.

          with copy to:

                    Ropes & Gray
                    One International Place
                    Boston, Massachusetts 02110-2624
                    Attention:  Mary E. Weber, Esq.

20.  Governing Law.  This Agreement and the rights and obligations of the
     -------------
parties hereto arising out of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the internal conflict of law provisions thereof.

21.  Severability.  The provisions of this Agreement are severable, and if any
     ------------
one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

22.  Counterparts.  This Agreement may be executed simultaneously in any number
     ------------
of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23.  Section 351 Treatment.  It is agreed that ART and Columbia shall treat the
     ---------------------
sale and issuance of the Common Stock in exchange for the Authorizations pursuant to this Agreement, together with (a) the issuance of ART Common Stock pursuant to the Acquisition Agreement, (b) the issuance of the ART Common Stock in connection with its initial public equity offering, and (c) the exchange by the shareholders of ART Licensing Corp. of their shares in ART Licensing Corp. for shares of ART in the ART Reorganization (as defined in the Acquisition Agreement) as transfers to a controlled corporation described in section 351(a) of the Internal Revenue Code of 1986, as amended. Without the consent of the other, the parties hereto shall not file any tax return, issue any document or take any position in any administrative or judicial proceeding with respect to any tax return or document in any manner inconsistent with the preceding sentence or otherwise take any action that would prevent the intention expressed in the preceding sentence from being fulfilled. In addition, ART shall attach such information as may be required by Code Section 351 to its calendar year 1997 federal income tax return as may be necessary to reflect the foregoing.

24.  Pre-existing Obligations.  The parties hereto acknowledge and agree that,
     ------------------------
should the transfer of licenses contemplated hereby not be consummated, the Sellers shall remain obligated pursuant to Section 7.21 of the Acquisition Agreement to contribute 38 GHz Authorizations (as defined in the Acquisition Agreement).

        [The remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the day and year first above written.

                              ADVANCED RADIO TELECOM CORP.


                              By:___________________________
                                 Name:
                                 Title:

                              COLUMBIA CAPITAL CORPORATION


                              By:___________________________
                                 Name:
                                 Title:

                              COLUMBIA MILLIMETER COMMUNICATIONS, L.P.


                              By:___________________________
                                 Name:
                                 Title:  General Partner